                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     I, Diane S. Gilleland, hereby consent to serve as a director of SLM Holding Corporation (the "Holding Company") if so named as a member of a slate of directors that includes each of the other persons nominated by The Committee to Restore Value at Sallie Mae (the "CRV"), and, as such, I hereby consent to be named as a person about to become a director of the Holding Company in the Holding Company's Registration Statement on Form S-4, dated February 5, 1997, as amended from time to time.

                                          Signature: /s/ DIANE S. GILLELAND

                                                --------------------------------
                                                       Diane S. Gilleland

Dated: June 18, 1997

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     I, Barry A. Munitz, hereby consent to serve as a director of SLM Holding Corporation (the "Holding Company") if so named as a member of a slate of directors that includes each of the other persons nominated by The Committee to Restore Value at Sallie Mae (the "CRV"), and, as such, I hereby consent to be named as a person about to become a director of the Holding Company in the Holding Company's Registration Statement on Form S-4, dated February 5, 1997, as amended from time to time.

                                          Signature: /s/ BARRY A. MUNITZ

                                                --------------------------------
                                                        Barry A. Munitz

Dated: July 8, 1997